Exhibit 23(c)
[MILLER AND LENTS, LTD. LETTERHEAD]
CONSENT OF MILLER AND LENTS, LTD.
As oil and gas consultants, we hereby consent to the use of our name and our report dated October 14, 2005, in this Form 10-K, incorporated in reference into Peoples Energy Corporation’s previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070, 333-113204, 333-116192, and 333-17701 on Form S-8.

MILLER AND LENTS, LTD.
By /s/ Leslie A. Fallon
Leslie A. Fallon
Vice President

Houston, Texas
December 9, 2005